Exhibit 99.1

FOR IMMEDIATE RELEASE August 1, 2016

NASDAQ: ONB

oldnational.com

Contacts:

Media:

Kathy A. Schoettlin – (812) 465-7269

Executive Vice President – Communications

Financial Community:

Lynell J. Walton – (812) 464-1366

Senior Vice President – Investor Relations

Old National’s 2nd quarter results highlighted by 11.3%

annualized organic loan growth and 5.5% increase in

tangible book value1

•	Anchor BanCorp Wisconsin Inc. partnership complete
•	Old National Insurance sale closes

2nd QUARTER 2016 HIGHLIGHTS:

•	Earnings of $39.1 million, or $0.31 per common share
•	Organic loan growth of 11.3% annualized
•	Tangible book value[1] increase of 5.5% even after closing on largest partnership in Company history
•	Current dividend yield of 4.0%
•	Stable Core Net Interest Margin[1]
•	Early termination of FDIC Loss Share Agreement

[1]	Non-GAAP measures – refer to Tables 5 & 12 for Non-GAAP reconciliations

Evansville, Ind. (August 1, 2016) – Today Old National Bancorp (the “Company” or “Old National”) (NASDAQ: ONB) reported 2nd quarter 2016 net income of $39.1 million, or $0.31 per share. These quarterly results compare to net income of $27.0 million in the 1st quarter of 2016 and $26.2 million recorded in the 2nd quarter of 2015.

Old National accomplished several strategic milestones during the 2nd quarter. These include the sale of the ONB Insurance Group, Inc., d/b/a Old National Insurance (May 31); closing on the partnership with Anchor BanCorp Wisconsin Inc. (“Anchor”) (May 1); the early termination of our FDIC loss share agreements; and the continuation of rationalizing our branch franchise. Related to some of these actions, the following items were included in Old National’s 2nd quarter financial results:

Table 1 ($ in millions)	After-Tax Impact
Gain on Sale of Insurance Subsidiary	$17.6
Merger and Integration Expenses	($4.6)
ONB Foundation/Community Support Expenses	($3.2)
Branch Consolidation Expenses	($0.7)
Severance	($0.4)

Also today, the Company announced its quarterly cash dividend of $0.13 per share. The dividend is payable September 16, 2016, to shareholders of record on September 1, 2016. For purposes of broker trading, the ex-date of the cash dividend is August 30, 2016.

“This was a quarter marked by significant milestones for Old National as we closed on our largest partnership to date, completed the sale of our Insurance group and ended our FDIC loss share agreement,” said Chairman and CEO Bob Jones. “These actions – coupled with solid organic loan growth and a continued focus on expense management – allowed us to continue to grow our business in spite of the economic challenges facing all U.S. financial companies. Our shareholders also benefitted by the increase in tangible book value even after the closing of our Anchor partnership.”

Committed to our Strategic Imperatives and 2016 Initiatives

Old National’s continued steady performance and strong credit and capital positions can be attributed to the Company’s unwavering commitment to the three strategic imperatives that have guided Old National for 11 years:

1. Strengthen the risk profile; 2. Enhance management discipline; and 3. Achieve consistent quality earnings.

Guided by these three strategic imperatives, Old National’s primary initiatives for 2016 are: 1. Continue to grow organic revenue; 2. Improve operating leverage; and 3. Prudent use of capital, all while maintaining a strong credit culture.

Grow Organic Revenue

Balance Sheet and Net Interest Margin

At June 30, 2016, total period-end loans, including loans held for sale, increased $1.845 billion to $8.875 billion from $7.030 billion at March 31, 2016. Total loans acquired through the partnership with Anchor totaled $1.646 billion as of the date of closing. Organic loan growth during the 2nd quarter was $199.1 million, or 11.3% on an annualized basis. Old National’s new Wisconsin region experienced the largest increase in loan balances, with $38.9 million, or 14.2% annualized, loan growth during the quarter as compared to their day 1 (May 1) balances. The Louisville, Kentucky market, including the Company’s new Lexington office, the Bloomington, Indiana market and the South Bend, Indiana market also experienced significant loan growth in the Old National franchise, with total loans in these regions increasing $31.8 million (21.4% annualized), $30.4 million (22.9% annualized) and $29.7 million (56.3% annualized), respectively, over March 31, 2016, loan balances.

At June 30, 2016, total period-end core deposits, including demand and interest-bearing deposits, increased $1.851 billion to $10.273 billion, compared to $8.422 billion at March 31, 2016. Total core deposits assumed through the partnership with Anchor were $1.853 billion as of the date of closing.

Net interest income for the 2nd quarter of 2016 totaled $99.3 million compared to $85.6 million in the 1st quarter of 2016, and $92.1 million in the 2nd quarter of 2015. On a fully taxable equivalent basis, net interest income was $104.6 million for the 2nd quarter of 2016 and represented a net interest margin on total average earning assets of 3.57%. These results compare to net interest income on a fully taxable equivalent basis of $90.8 million and a margin of 3.52% in the 1st quarter of 2016. In the 2nd quarter of 2015, Old National reported net interest income on a fully taxable equivalent basis of $96.9 million and a margin of 3.75%. Refer to Table 5 for Non-GAAP taxable equivalent reconciliations.

As part of net interest income, Old National recorded $14.2 million, or a 49 basis point contribution to net interest margin, from accretion income in the 2nd quarter of 2016 related to purchase accounting discounts from various acquisitions. Total accretion income in the 1st quarter of 2016 and the 2nd quarter of 2015 reported by Old National was $11.2 million, or a 44 basis point net interest margin contribution, and $15.6 million, or a 60 basis point net interest margin contribution, respectively. Excluding accretion income, the core net interest margin was 3.08% in the 2nd quarter of 2016, compared to 3.08% in the 1st quarter of 2016 and 3.15% in the 2nd quarter of 2015. Refer to Table 5 for Non-GAAP reconciliations.

Noninterest Income

For the 2nd quarter of 2016, total noninterest income amounted to $93.4 million, and includes the $41.9 million pre-tax gain on the sale of Old National Insurance. Excluding this gain on sale, total noninterest income was $51.5 million. This compares to $49.5 million in the 1st quarter of 2016 and $55.0 million in the 2nd quarter of 2015. Anchor contributed $4.6 million in noninterest income to the 2nd quarter of 2016.

Improve Operating Leverage

Old National’s noninterest expenses for the 2nd quarter of 2016 totaled $121.5 million. Items impacting noninterest expenses for the 2nd quarter are detailed in Table 1. Anchor operational expenses, excluding merger and integration charges, contributed $11.4 million in noninterest expenses during the current quarter. Noninterest expenses for the 1st quarter of 2016 were $98.4 million and for the 2nd quarter of 2015 were $109.7 million. As of June 30, 2016, Old National has 206 branches throughout its franchise.

Prudent Use of Capital

Old National’s capital position remained well above regulatory guideline minimums at June 30, 2016, with regulatory tier 1 and total risk-based capital ratios of 11.8% and 12.4%, respectively, compared to 12.5% and 13.2% at March 31, 2016, and 11.6% and 12.2% at June 30, 2015. Old National did not repurchase any stock in the open market during the 2nd quarter of 2016.

The following table presents Old National’s risk-based and leverage ratios compared to industry requirements:

Table 2	Fully Phased-In Regulatory Guidelines Minimum	Consolidated ONB at June 30, 2016
Tier 1 Risk-Based Capital Ratio	>8.5%	11.8%
Total Risk-Based Capital Ratio	>10.5%	12.4%
Common Equity Tier 1 Capital Ratio	>7.0%	11.6%
Tier 1 Leverage Capital Ratio	>4.0%	8.9%

Old National’s ratio of tangible common equity to tangible assets was 8.10% at June 30, 2016, compared to 7.88% at March 31, 2016, and 7.23% at June 3, 2015. Refer to Table 12 for Non-GAAP reconciliations.

Maintain a Strong Credit Culture

Old National recorded provision expense of $1.3 million and had net charge-offs of $0.2 million in the 2nd quarter of 2016. These results compare to $0.1 million in provision expense and net charge-offs of $1.6 million, and provision expense of $2.3 million and net charge-offs of $1.0 million, in the 1st quarter of 2016 and the 2nd quarter of 2015, respectively. Net charge-offs for the 2nd quarter of 2016 were 0.01% of average total loans on an annualized basis, compared to net charge-offs of 0.09% of average total loans in the 1st quarter of 2016 and net charge-offs of 0.06% of average total loans in the 2nd quarter of 2015.

Delinquencies remained low as Old National reported 30+ day delinquent loans of 0.34% in the 2nd quarter of 2016 compared to 0.30% in the 1st quarter of 2016. Old National’s 90+ day delinquent loans for the 2nd quarter were 0.01% compared to 0.01% in the 1st quarter of 2016.

Old National’s allowance for loan losses at June 30, 2016, was $51.8 million, or 0.59% of total loans, compared to an allowance of $50.7 million, or 0.72% of total loans at March 31, 2016, and $50.2 million, or 0.74% of total loans, at June 30, 2015. The coverage ratio (allowance to non-performing loans) stood at 30% at June 30, 2016, compared to 38% at March 31, 2016, and 28% at June 30, 2015.

“Our ratio of allowance for loan and lease losses to total loans declined quarter to quarter with the addition of Anchor’s $1.6 billion loan portfolio,” noted Daryl Moore, Chief Credit Executive. “In accordance with current accounting practices, these acquired loans are recorded at fair value with no allowance recorded at the acquisition date. When we consider both our allowance for loan losses plus our purchase accounting marks, we believe we remain appropriately reserved, as demonstrated by the table below.”

Table 3 – At June 30, 2016 ($ in millions)	ONB Excluding Anchor[1]	Anchor	ONB Consolidated
Allowance for Loan Losses (ALLL)	$51.8	$0.0	$51.8
Remaining Loan Discount	86.2	73.2	159.4
Total ALLL + Remaining Loan Discount	$138.0	$73.2	$211.2
Pre-Discount Loan Balance	$7,244.1	$1,745.5	$8,989.6
ALLL/Pre-Discount Loan Balance	0.72%	0.0%	0.58%
Mark/Pre-Discount Loan Balance	1.18%	4.20%	1.77%
Combined ALLL & Discount/Pre-Discount Loan Balance	1.90%	4.20%	2.35%

[1]	Includes discount on loans acquired through previous partnerships.

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

Table 4 ($ in millions)	2Q16 ONB Excluding Anchor	2Q16 Anchor	2Q16 ONB Consolidated	1Q16	2Q15
Non-Performing Loans (NPLs)	$139.2	$35.0	$174.2	$132.0	$181.4
Problem Loans (Including NPLs)	210.9	39.3	250.2	200.3	257.1
Special Mention Loans	97.5	9.4	106.9	132.5	173.9
Net Charge-Off (Recoveries) Ratio	0.04%	(0.05)%	0.01%	0.09%	0.06%
Provision for Loan Losses	$1.8	($0.5)	$1.3	$0.1	$2.3
Allowance for Loan Losses	51.8	0.0	51.8	50.7	50.2

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana. With $14.4 billion in assets, it ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Kentucky, Michigan and Wisconsin. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investments and brokerage services. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central Time on Monday, August 1, 2016, to discuss 2nd quarter 2016 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central Time on August 1 through August 15. To access the replay, dial 1-855-859-2056, Conference ID Code 43576759.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Table 5: Non-GAAP Reconciliations-Core Net Interest Margin

($ in millions)	2Q16	1Q16	2Q15
Net Interest Income	$99.3	$85.6	$92.1
Taxable Equivalent Adjustment	5.3	5.2	4.8
Net Interest Income – Taxable Equivalent	$104.6	$90.8	$96.9
Less Accretion[1]	14.2	11.2	15.6
Net Interest Income – Taxable Equivalent Less Accretion	$90.4	$79.6	$81.3
Average Earning Assets	$11,726.4	$10,331.0	$10,325.9
Core Net Interest Margin – Fully Taxable Equivalent	3.08%	3.08%	3.15%

1	Accretion related to purchase accounting discounts on acquired loan portfolios.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the recently completed mergers might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan (including integrating the recently completed merger with Anchor Bancorp Wisconsin Inc.); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

TABLE 6

Financial Highlights

($ and shares in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Income Statement
Net interest income	$99,340	$85,643	$92,097	$184,983	$183,090
Provision for loan losses	1,319	91	2,271	1,410	2,272
Noninterest income	93,385	49,451	54,979	142,836	110,274
Noninterest expense	121,472	98,355	109,690	219,827	225,846
Net income	39,122	26,977	26,156	66,099	47,062

Per Common Share Data (Diluted)
Net income available to common shareholders	$0.31	$0.24	$0.22	$0.55	$0.40
Average diluted shares outstanding	127,973	114,563	116,223	121,273	117,634
Book value	13.42	13.19	12.64	13.42	12.64
Stock price	12.53	12.19	14.46	12.53	14.46
Dividend payout ratio	42%	54%	53%	47%	60%
Tangible common book value (1)	8.23	7.80	7.18	8.23	7.18

Performance Ratios
Return on average assets	1.16%	0.91%	0.88%	1.04%	0.79%
Return on average common equity	9.22%	7.18%	7.11%	8.26%	6.33%
Net interest margin (FTE)	3.57%	3.52%	3.75%	3.54%	3.72%
Efficiency ratio (2)	60.22%	68.76%	70.52%	63.76%	73.36%
Net charge-offs (recoveries) to average loans	0.01%	0.09%	0.06%	0.05%	0.00%
Allowance for loan losses to ending loans	0.59%	0.72%	0.74%	0.59%	0.74%
Non-performing loans to ending loans	1.97%	1.88%	2.68%	1.97%	2.68%

Balance Sheet
Total loans	$8,830,158	$7,007,074	$6,766,062	$8,830,158	$6,766,062
Total assets	14,420,262	11,932,326	12,074,404	14,420,262	12,074,404
Total deposits	10,451,602	8,588,895	8,809,570	10,451,602	8,809,570
Total borrowed funds	1,935,555	1,662,191	1,598,370	1,935,555	1,598,370
Total shareholders’ equity	1,811,117	1,508,643	1,456,723	1,811,117	1,456,723

Capital Ratios (1)
Risk-based capital ratios (EOP):
Tier 1 common equity	11.6%	12.0%	11.2%	11.6%	11.2%
Tier 1	11.8%	12.5%	11.6%	11.8%	11.6%
Total	12.4%	13.2%	12.2%	12.4%	12.2%
Leverage ratio (to average assets)	8.9%	8.6%	8.2%	9.5%	8.2%

Total equity to assets (averages)	12.56%	12.63%	12.36%	12.59%	12.48%
Tangible common equity to tangible assets	8.10%	7.88%	7.23%	8.10%	7.23%

Nonfinancial Data
Full-time equivalent employees	2,919	2,615	2,865	2,919	2,865
Number of branches	206	160	180	206	180

(1)	See non-GAAP measures on Table 12.
(2)	Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions. This presentation excludes intangible amortization and net securities gains, as is common in other company releases, and better aligns with true operating performance.

FTE - Fully taxable equivalent basis

EOP - End of period actual balances

TABLE 7

Income Statement

($ and shares in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Interest income	$110,243	$95,329	$99,964	$205,572	$198,558
Less: interest expense	10,903	9,686	7,867	20,589	15,468

Net interest income	99,340	85,643	92,097	184,983	183,090
Provision for loan losses	1,319	91	2,271	1,410	2,272

Net interest income after provision for loan losses	98,021	85,552	89,826	183,573	180,818

Wealth management fees	9,355	8,121	9,443	17,476	17,963
Service charges on deposit accounts	10,437	9,639	11,278	20,076	22,323
Debit card and ATM fees	4,471	3,785	7,075	8,256	13,807
Mortgage banking revenue	5,203	2,920	4,262	8,123	7,225
Insurance premiums and commissions	7,122	13,121	10,172	20,243	22,285
Investment product fees	4,724	3,905	4,719	8,629	9,122
Company-owned life insurance	2,080	2,038	2,193	4,118	4,345
Change in Indemnification Asset	888	(655)	(1,541)	233	(2,509)
Other income	4,377	4,372	5,356	8,749	9,425
Net gain on sale of ONB Insurance Group, Inc.	41,864	—	—	41,864	—
Recognition of deferred gain on sale leaseback transactions	1,038	1,052	1,468	2,090	2,992
Gains (losses) on sales of securities	1,856	1,106	512	2,962	3,195
Gains (losses) on derivatives	(30)	47	42	17	101

Total noninterest income	93,385	49,451	54,979	142,836	110,274

Salaries and employee benefits	62,715	56,972	59,248	119,687	128,942
Occupancy	13,568	12,844	14,141	26,412	28,434
Equipment	3,316	2,893	3,446	6,209	7,350
Marketing	5,111	2,486	3,678	7,597	5,914
Data processing	8,676	7,123	8,077	15,799	14,667
Communication	2,535	1,864	2,435	4,399	5,179
Professional fees	5,181	3,368	3,381	8,549	6,513
Loan expenses	2,123	1,333	1,816	3,456	3,142
Supplies	598	583	581	1,181	1,265
FDIC assessment	2,030	1,919	1,972	3,949	3,857
Other real estate owned expense	2,099	424	476	2,523	1,637
Intangible amortization	3,365	2,647	2,977	6,012	6,058
Other expense	10,155	3,899	7,462	14,054	12,888

Total noninterest expense	121,472	98,355	109,690	219,827	225,846

Income before income taxes	69,934	36,648	35,115	106,582	65,246
Income tax expense	30,812	9,671	8,959	40,483	18,184

Net income	$39,122	$26,977	$26,156	$66,099	$47,062

Diluted Earnings Per Share
Net income	$0.31	$0.24	$0.22	$0.55	$0.40

Average Common Shares Outstanding
Basic	127,508	113,998	115,732	120,753	117,128
Diluted	127,973	114,563	116,223	121,273	117,634

Common shares outstanding at end of period	135,005	114,352	115,205	135,005	115,205

TABLE 8

Balance Sheet

($ in thousands)

	June 30, 2016	March 31, 2016	June 30, 2015
Assets
Federal Reserve Bank account	$56,433	$20,516	$11,297
Money market investments	5,514	1,783	4,931
Investments:
Treasury and government sponsored agencies	694,264	757,745	851,746
Mortgage-backed securities	1,349,805	1,005,588	1,123,692
States and political subdivisions	1,128,700	1,112,599	1,047,246
Other securities	437,669	431,368	448,756

Total investments	3,610,438	3,307,300	3,471,440

Loans held for sale	44,422	22,546	217,667
Loans:
Commercial	1,893,700	1,784,970	1,775,954
Commercial and agriculture real estate	2,943,525	1,907,834	1,767,341
Consumer:
Home equity	473,550	347,776	369,961
Other consumer loans	1,419,613	1,236,959	1,094,580

Subtotal of commercial and consumer loans	6,730,388	5,277,539	5,007,836
Residential real estate	2,099,770	1,634,132	1,622,819
Covered loans	—	95,403	135,407

Total loans	8,830,158	7,007,074	6,766,062

Total earning assets	12,546,965	10,359,219	10,471,397

Allowance for loan losses	(51,804)	(50,700)	(50,191)
Nonearning Assets:
Cash and due from banks	205,973	153,259	178,985
Premises and equipment	231,656	198,065	131,336
Goodwill and intangible assets	699,760	617,077	629,460
Company-owned life insurance	350,193	342,292	337,802
Net deferred tax assets	179,448	98,712	127,622
Loan servicing rights	25,756	10,534	10,027
FDIC Indemnification Asset	—	7,703	16,475
Other real estate owned	24,254	13,522	14,141
Other assets	208,061	182,643	207,350

Total nonearning assets	1,925,101	1,623,807	1,653,198

Total assets	$14,420,262	$11,932,326	$12,074,404

Liabilities and Equity
Noninterest-bearing demand deposits	$2,883,917	$2,491,767	$2,557,665
NOW accounts	2,456,963	2,178,690	2,213,862
Savings accounts	2,616,365	2,271,341	2,352,916
Money market accounts	1,015,336	561,250	602,287
Other time deposits	1,300,611	919,213	1,036,040

Total core deposits	10,273,192	8,422,261	8,762,770
Brokered CD’s	178,410	166,634	46,800

Total deposits	10,451,602	8,588,895	8,809,570

Short-term borrowings	567,659	494,380	530,377
Other borrowings	1,367,896	1,167,811	1,067,993

Total borrowed funds	1,935,555	1,662,191	1,598,370
Accrued expenses and other liabilities	221,988	172,597	209,741

Total liabilities	12,609,145	10,423,683	10,617,681

Common stock, surplus, and retained earnings	1,834,734	1,538,228	1,494,785
Other comprehensive income	(23,617)	(29,585)	(38,062)

Total shareholders’ equity	1,811,117	1,508,643	1,456,723

Total liabilities and shareholders’ equity	$14,420,262	$11,932,326	$12,074,404

TABLE 9

Average Balance Sheet and Interest Rates

($ in thousands)

	Three Months Ended June 30, 2016			Three Months Ended March 31, 2016			Three Months Ended June 30, 2015
Earning Assets:	Average Balance	Income (1)/ Expense	Yield/ Rate	Average Balance	Income (1)/ Expense	Yield/ Rate	Average Balance	Income (1)/ Expense	Yield/ Rate
Fed Funds sold, resell agr, Fed Reserve Bank account, and money market	$23,604	$21	0.36%	$44,499	$49	0.45%	$19,282	$8	0.16%
Investments:
Treasury and gov’t sponsored agencies	738,642	3,586	1.94%	730,379	3,477	1.90%	839,453	4,123	1.96%
Mortgage-backed securities	1,209,231	5,562	1.84%	1,050,520	5,078	1.93%	1,138,567	5,060	1.78%
States and political subdivisions	1,117,367	13,207	4.73%	1,103,467	13,009	4.72%	976,034	12,025	4.93%
Other securities	434,089	2,119	1.98%	428,324	2,837	2.66%	452,169	2,674	2.37%

Total investments	3,499,329	24,474	2.80%	3,312,690	24,401	2.95%	3,406,223	23,882	2.81%

Loans:
Commercial (2)	1,825,627	17,709	3.84%	1,781,711	17,161	3.81%	1,759,870	19,919	4.48%
Commercial and agriculture real estate (2)	2,589,342	35,273	5.39%	1,896,951	28,038	5.85%	1,850,428	28,312	6.05%
Consumer:
Home equity (2)	454,581	6,586	5.83%	413,796	4,279	4.16%	447,504	4,451	3.99%
Other consumer loans (2)	1,344,288	11,438	3.42%	1,210,993	9,680	3.22%	1,114,210	9,976	3.59%

Subtotal commercial and consumer loans	6,213,838	71,006	4.60%	5,303,451	59,158	4.49%	5,172,012	62,658	4.86%
Residential real estate loans (2)	1,989,612	20,009	4.03%	1,670,389	16,921	4.06%	1,728,421	18,173	4.21%

Total loans (2)	8,203,450	91,015	4.42%	6,973,840	76,079	4.35%	6,900,433	80,831	4.66%

Total earning assets	$11,726,383	$115,510	3.93%	$10,331,029	$100,529	3.88%	$10,325,938	$104,721	4.03%

Less: Allowance for loan losses	(51,269)			(52,077)			(48,593)
Non-Earning Assets:
Cash and due from banks	$187,974			$166,351			$181,326
Other assets	1,655,720			1,458,537			1,451,532

Total assets	13,518,808			$11,903,840			$11,910,203

Interest-Bearing Liabilities:
NOW accounts	$2,416,761	$405	0.07%	$2,114,798	$237	0.05%	$2,271,745	$160	0.03%
Savings accounts	2,492,202	843	0.14%	2,224,151	780	0.14%	2,369,156	808	0.14%
Money market accounts	861,791	282	0.13%	552,475	90	0.07%	616,026	91	0.06%
Other time deposits	1,175,435	2,367	0.81%	913,347	2,115	0.93%	1,049,132	2,414	0.92%

Total interest-bearing deposits	6,946,189	3,897	0.23%	5,804,771	3,222	0.22%	6,306,059	3,473	0.22%
Brokered CD’s	174,338	357	0.82%	127,287	272	0.86%	52,484	58	0.44%

Total interest-bearing deposits and CD’s	7,120,527	4,254	0.24%	5,932,058	3,494	0.24%	6,358,543	3,531	0.22%

Short-term borrowings	528,437	410	0.31%	446,422	182	0.16%	467,440	112	0.10%
Other borrowings	1,251,712	6,239	2.00%	1,375,011	6,010	1.75%	896,359	4,224	1.87%

Total borrowed funds	1,780,149	6,649	1.50%	1,821,433	6,192	1.37%	1,363,799	4,336	1.28%

Total interest-bearing liabilities	$8,900,676	$10,903	0.49%	$7,753,491	$9,686	0.50%	$7,722,342	$7,867	0.41%

Noninterest-Bearing Liabilities
Demand deposits	2,725,417			2,473,091			2,515,696
Other liabilities	195,091			174,296			200,243
Shareholders’ equity	1,697,624			1,502,962			1,471,922

Total liabilities and shareholders’ equity	$13,518,808			$11,903,840			$11,910,203

Net interest rate spread			3.44%			3.38%			3.62%
Net interest margin (FTE)			3.57%			3.52%			3.75%
FTE adjustment		$5,267			$5,200			$4,757

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

TABLE 10

Average Balance Sheet and Interest Rates

($ in Thousands)

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
Earning Assets:	Average Balance	Income (1)/ Expense	Yield/ Rate	Average Balance	Income (1)/ Expense	Yield/ Rate
Fed Funds sold, resell agr, Fed Reserve Bank account, and money market	$34,051	$70	0.41%	$22,489	$14	0.12%
Investments:
Treasury and gov’t sponsored agencies	734,511	7,063	1.92%	864,577	8,497	1.97%
Mortgage-backed securities	1,129,876	10,639	1.88%	1,146,159	10,110	1.76%
States and political subdivisions	1,110,417	26,216	4.72%	976,486	23,616	4.84%
Other securities	431,206	4,956	2.34%	453,114	5,494	2.42%

Total investments	3,406,010	48,874	2.87%	3,440,336	47,717	2.77%

Loans:
Commercial (2)	1,803,669	34,871	3.82%	1,738,137	38,933	4.46%
Commercial and agriculture real estate (2)	2,243,147	63,311	5.58%	1,865,125	56,438	6.02%
Consumer:
Home equity (2)	434,189	10,865	5.03%	450,555	9,032	4.04%
Other consumer loans (2)	1,277,640	21,118	3.32%	1,079,369	19,647	3.67%

Subtotal commercial and consumer loans	5,758,645	130,165	4.55%	5,133,186	124,050	4.87%
Residential real estate loans (2)	1,830,000	36,930	4.05%	1,739,986	36,192	4.16%

Total loans (2)	7,588,645	167,095	4.39%	6,873,172	160,242	4.66%

Total earning assets	$11,028,706	$216,039	3.91%	$10,335,997	$207,973	4.02%

Less: Allowance for loan losses	(51,673)			(49,003)

Non-Earning Assets:
Cash and due from banks	$177,162			$183,518
Other assets	1,557,129			1,449,382

Total assets	$12,711,324			$11,919,894

Interest-bearing Liabilities:
NOW accounts	$2,265,779	$643	0.06%	$2,239,599	$321	0.03%
Savings accounts	2,358,177	1,623	0.14%	2,356,595	1,617	0.14%
Money market accounts	707,133	372	0.11%	636,379	209	0.07%
Other time deposits	1,044,391	4,481	0.86%	1,062,001	4,798	0.91%

Total interest-bearing deposits	6,375,480	7,119	0.22%	6,294,574	6,945	0.22%
Brokered CD’s	150,812	628	0.84%	62,620	149	0.48%

Total interest-bearing deposits and CD’s	6,526,292	7,747	0.24%	6,357,194	7,094	0.23%

Short-term borrowings	487,430	592	0.24%	460,563	208	0.09%
Other borrowings	1,313,362	12,250	1.87%	907,495	8,166	1.81%

Total borrowed funds	1,800,792	12,842	1.43%	1,368,058	8,374	1.23%

Total interest-bearing liabilities	$8,327,084	$20,589	0.50%	$7,725,252	$15,468	0.40%

Noninterest-Bearing Liabilities
Demand deposits	2,599,253			2,509,423
Other liabilities	184,694			197,982
Shareholders’ equity	1,600,293			1,487,237

Total liabilities and shareholders’ equity	$12,711,324			$11,919,894

Net interest rate spread			3.41%			3.62%

Net interest margin (FTE)			3.54%			3.72%

FTE adjustment		$10,467			$9,415

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

TABLE 11

Asset Quality (EOP)

($ in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Beginning allowance for loan losses	$50,700	$52,233	$48,878	$52,233	$47,849

Provision for loan losses	1,319	91	2,271	1,410	2,272

Gross charge-offs	(2,677)	(3,942)	(3,902)	(6,619)	(6,016)
Gross recoveries	2,462	2,318	2,944	4,780	6,086

Net (charge-offs) recoveries	(215)	(1,624)	(958)	(1,839)	70

Ending allowance for loan losses	$51,804	$50,700	$50,191	$51,804	$50,191

Net charge-offs (recoveries) / average loans (1)	0.01%	0.09%	0.06%	0.05%	0.00%

Average loans outstanding (1)	$8,191,544	$6,970,578	$6,697,517	$7,581,061	$6,668,724

EOP loans outstanding (1)	$8,830,158	$7,007,074	$6,766,062	$8,830,158	$6,766,062

Allowance for loan losses / EOP loans (1)	0.59%	0.72%	0.74%	0.59%	0.74%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$670	$357	$598	$670	$598

Non-performing loans:
Nonaccrual loans (2)	160,340	117,866	167,802	160,340	167,802
Renegotiated loans	13,904	14,155	13,563	13,904	13,563

Total non-performing loans	174,244	132,021	181,365	174,244	181,365

Foreclosed properties	24,254	13,522	14,141	24,254	14,141

Total underperforming assets	$199,168	$145,900	$196,104	$199,168	$196,104

Classified loans - “problem loans”	$250,214	$200,297	$257,106	$250,214	$257,106
Other classified assets	6,392	6,566	11,371	6,392	11,371
Criticized loans - “special mention loans”	106,886	132,475	173,921	106,886	173,921

Total classified and criticized assets	$363,492	$339,338	$442,398	$363,492	$442,398

Non-performing loans / EOP loans (1)	1.97%	1.88%	2.68%	1.97%	2.68%

Allowance to non-performing loans (3)	30%	38%	28%	30%	28%

Under-performing assets / EOP loans (1)	2.26%	2.08%	2.90%	2.26%	2.90%

EOP total assets	$14,420,262	$11,932,326	$12,074,404	$14,420,262	$12,074,404

Under-performing assets / EOP assets	1.38%	1.22%	1.62%	1.38%	1.62%

EOP - End of period actual balances

(1)	Excludes loans held for sale.
(2)	Includes renegotiated loans totaling $38.1 million at June 30, 2016, $35.7 million at March 31, 2016 and $25.5 million at June 30, 2015.
(3)	Includes acquired loans that were recorded at fair value in accordance with ASC 805 at the date of acquisition. As such, the credit risk was incorporated in the fair value recorded and no allowance for loan losses was recorded on the acquisition date.

TABLE 12

Non-GAAP Measures

($ in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Actual End of Period Balances
GAAP shareholders’ equity	$1,811,117	$1,508,643	$1,456,723	$1,811,117	$1,456,723

Deduct:
Goodwill	655,523	584,634	588,464	655,523	588,464
Intangibles	44,237	32,443	40,996	44,237	40,996

	699,760	617,077	629,460	699,760	629,460

Tangible shareholders’ equity	$1,111,357	$891,566	$827,263	$1,111,357	$827,263

Actual End of Period Balances
GAAP assets	$14,420,262	$11,932,326	$12,074,404	$14,420,262	$12,074,404

Add:
Trust overdrafts	337	48	72	337	72

Deduct:
Goodwill	655,523	584,634	588,464	655,523	588,464
Intangibles	44,237	32,443	40,996	44,237	40,996

	699,760	617,077	629,460	699,760	629,460

Tangible Assets	$13,720,839	$11,315,297	$11,445,016	$13,720,839	$11,445,016

Risk-weighted assets	$9,624,966	$7,795,646	$8,023,881	$9,624,966	$8,023,881

GAAP net income	$39,122	$26,977	$26,156	$66,099	$47,062

Add:
Intangible amortization (net of tax)	3,171	2,404	2,687	5,575	5,468

Tangible net income	$42,293	$29,381	$28,843	$71,674	$52,530

Tangible Ratios
Return on tangible common equity	15.22%	13.18%	13.95%	12.90%	12.70%
Return on tangible assets	1.23%	1.04%	1.01%	1.04%	0.92%
Tangible common equity to tangible assets	8.10%	7.88%	7.23%	8.10%	7.23%
Tangible common equity to risk-weighted assets	11.55%	11.44%	10.31%	11.55%	10.31%
Tangible common book value (1)	8.23	7.80	7.18	8.23	7.18

Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders’ equity divided by common shares issued and outstanding at period-end.

Tier 1 capital	$1,134,978	$975,717	$927,247	$1,134,978	$927,247

Deduct:
Trust Preferred Securities	45,000	45,000	45,000	45,000	45,000
Additional Tier 1 capital deductions	(30,760)	(7,625)	(13,232)	(30,760)	(13,232)

	14,240	37,375	31,768	14,240	31,768

Tier 1 common equity	$1,120,738	$938,342	$895,479	$1,120,738	$895,479

Risk-weighted assets	9,624,966	7,795,646	8,023,881	9,624,966	8,023,881

Tier 1 common equity to risk-weighted assets	11.64%	12.04%	11.16%	11.64%	11.16%